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April 23, 1996



Mr. Thomas V. Gilboy
44 Benjamin Street
Old Greenwich, CT 06870

Dear Tom:

Congratulations on your decision to join Pure Tech International, Inc. as its Vice President and Chief Financial Officer effective on or about May 15, 1996.

Please consider this correspondence as our letter of intent regarding your employment with us.

Functions and Responsibilities

Per the attached.

Salary and Incentive Compensation

1. Base salary of $13,333.34 per month effective on or about May 15, 1996.

2. Effective August 1, 1996, participation in an incentive program that provides a maximum compensation of 50% of base pay for fiscal year ending 7/31/97 based on accomplishment of predetermined goals and objectives.

3. Payment of a guaranteed bonus of $40,000 for fiscal year ending 7/31/96 payable in October 1996.

4. Availability to receive stock options equal to 100,000 shares at $3.00 exercise price upon approval of Board of Directors.

Benefits

1. Participation in the Company sponsored health insurance program with present employee contribution rate schedule.

2. Life Insurance at two times annual salary plus one time annual salary for accidental death presently fully sponsored by the Company.

3. Participation in our long-term disability program with present employee contribution rate schedule.


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Mr. Thomas Gilboy
April 23, 1996
Page 2 of 3


4. Participation in the voluntary accident insurance program with present employee contribution rate schedule.

5. Participation after one full year of service in the Company sponsored 401k savings plan. Company fully matches first 2% of employee contributions.

6. Participation, after one year of service, in the Company sponsored and fully supported employee pension plan.

7. Present vacation policy permits two weeks after one full year of service and three weeks after six full years of service.

Auto

1. The Company will provide an auto for business and personal use, per corporate policy.

2.       The Company will provide a cellular phone with the above auto.

Continued Employment

1. If Pure Tech International, (the Company), is sold and/or restructured which results in your termination, at anytime during the first two years of your employment, you will receive one (1) year's salary and applicable bonus upon termination.

Pre Employment Medical Examination

1. Employment is conditional upon satisfactory completion of a pre-employment medical examination that includes drug screening for use of illegal drugs.

Restrictive Covenants - Conflicts of Interest

1. Acceptance of the Plastic Specialties & Technologies, Inc. Restrictive Covenants Agreement and Conflicts with Interests Policy (enclosed) by signing same and returning them in the self stamped, self addressed return envelope.

Sexual Harassment - Americans With Disabilities Act

1. Acceptance of the Plastic Specialties & Technologies, Inc. Sexual Harassment and Americans With Disabilities Act (enclosed) by signing same and returning them in the self stamped, self addressed return envelope.






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Mr. Thomas Gilboy
April 23, 1996
Page 3 of 3


The above referred policies (Restrictive Covenants - Conflicts of Interest, Sexual Harassment Americans With Disabilities Act) apply to Pure Tech International, Inc. employees also.

Please acknowledge your acceptance of our intent by signing as indicated below. Return the signed letter in the enclosed stamped, self addressed envelope.


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Signature                                      Date

Please feel free to call me at 201-941-6550 if you have any questions.

                                                               Sincerely,



                                                               Joseph T. Bruno



JTB/sb

enclosures


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April 26, 1996



Thomas V. Gilboy
44 Benjamin Street
Old Greenwich, CT 06870

Dear Tom:

Below are responses to questions you raised regarding our 4/23/96 letter of intent. Please sign both the original of 4/23/96 and this letter of 4/26/96.

1. Health insurance coverages start on date of hire except for pre existing conditions, if any, which are not covered for six months.

2.       PPO directory is enclosed per your zip code area (Old Greenwich, CT).

3. Employee contribution for health and dental coverage is $45.00 per month. LTD cost is 36(cent) per thousand to maximum of $75.00 per month.

4.       Bonus is included as compensation for life insurance purposes.

5. Company matches first 2% of your contributions up front and you vest accordingly: yr 1 through 4 yrs at ten percent per yr., at yr 5 besting jumps to 60%, 80% at yr 6 and 100% at yr 7.

6. Rollovers are permitted into our 401k plan anytime after your hire date.

7.       Loans are permitted per safe harbor regulations only.

8.       Auto use is unlimited and includes gasoline and maintenance.

9.       Litigation issues will be part of your responsibility.

10. Corporate communication will be part of any ongoing team effort of corporate management to those affected.

11. Per your discussion with Fred, your bonus is targeted at 50% of base salary assuming 100% of the corporate operating plan is achieved. If plan is exceeded, your bonus increases incrementally to a maximum of 100% of base salary.




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Mr. Thomas V.Gilboy
April 26, 1996
Page 2 of 2


12. Your stock option vests over three years and your option to exercise is approximately 9 1/2 yrs.

13. You will be permitted to take eight vacation days in 1996 and be eligible for three weeks of vacation beginning January 1, 1997.

14.      Termination

         If for any reason other than cause your employment terminates within the first two years of employment you will receive one year of salary and bonus as severance pay.

15. We understand you are negotiating with your present employer to retain $40,000 of your non-vested profit sharing account. If your negotiations are unsuccessful, PureTec will place $40,000 in an escrow account for you which you will vest 25% over the first four years of employment.


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Signature                                  Date


Tom, please call me at home on Sunday evening to discuss 908-889-1262.

Sincerely,



Joseph T. Bruno

JTB/sb

encl.